Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports First Quarter 2015 Results

SAN JOSE, Calif., April 30, 2015 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its first fiscal quarter ended March 29, 2015.

($ Millions, except percentages and per-share data)	1st Quarter 2015	4th Quarter 2014	1st Quarter 2014
GAAP revenue	$440.9	$1,164.2	$692.4
GAAP gross margin	20.6%	22.3%	23.5%
GAAP net income (loss)	$(9.6)	$134.7	$65.0
GAAP net income (loss) per diluted share	$(0.07)	$0.83	$0.42
Non-GAAP revenue[1]	$430.6	$609.7	$683.7
Non-GAAP gross margin[1]	20.5%	20.4%	22.0%
Non-GAAP net income[1]	$19.7	$39.4	$75.3
Non-GAAP net income per diluted share[1]	$0.13	$0.26	$0.49

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

“Our solid first quarter results reflect the advantages of our global, diversified downstream strategy as demand for our high efficiency systems in both our power plant and distributed generation segments remains strong,” said Tom Werner, SunPower president and CEO. “Operationally, we achieved record quarterly output at our cell manufacturing facilities in the first quarter and continued to execute against our long-term cost reduction roadmap. We are pleased with our progress implementing our next generation cell technology in our new Fab 4 facility.

“For the quarter, our power plant segment was the main driver of our performance. In North America, our 579-megawatt (MW)ac Solar Star projects for Berkshire Hathaway Energy and Southern California Edison remain on plan for substantial completion this quarter with more than 500MWac now connected to the grid. Construction of our 135-MW Quinto solar project is proceeding, and with expected completion scheduled in the fourth quarter, we plan to contribute this project to our proposed joint venture YieldCo vehicle, 8point3 Energy Partners, currently in registration. Additionally, we started construction of our second project at Nellis Air Force Base, further expanding our leadership position in the public service sector. Internationally, we continue to build out our power plant portfolio as we officially dedicated the 70-MW Salvador merchant solar power plant project in Chile and started construction of our 86-MW Prieska project in South Africa. We also expanded our footprint in China with our announcement of our first international partnership with Apple, totaling 40 MW, in Sichuan Province. With a significant pipeline of opportunities in China, we remain excited about our position in the world’s largest solar market,” continued Werner.

“We also executed on our project commitments in the commercial segment and added to our growing pipeline. For example, we expanded our presence in the educational channel as we signed a 68-MW, 25-year power purchase agreement (PPA) with

Stanford University. This agreement is the largest PPA ever signed by a U.S. college or university and will supply enough solar energy to meet more than 50 percent of Stanford’s projected annual electricity needs. We also announced an exclusive partnership with EnerNOC, focused on enabling our customers in the commercial and industrial space to drive optimum energy savings by providing them with an integrated energy services platform.

“Our residential business remains robust as customers continue to choose SunPower for our technology leadership, long-term value proposition and financing options. For the quarter, Japan remained a key contributor to this segment. Our U.S. channel performed well as megawatts recognized increased 30 percent year over year. In Europe, our residential business remains stable. We also continued to build out our lease portfolio in the first quarter and look forward to announcing new lease financing partners in the near future,” Werner concluded.

“Strong execution and demand for our high efficiency technology enabled us to meet our financial targets for the quarter as we further invested in our fab capacity, Smart Energy solutions and holdco strategy,” said Chuck Boynton, SunPower CFO. “We successfully managed our balance sheet during the quarter as we retired our $250 million convertible bond and added assets to our holdco project portfolio. We were also pleased to publicly file our initial S-1 registration statement related to our proposed YieldCo vehicle, 8point3 Energy Partners. With our significant global pipeline, proposed joint YieldCo vehicle, focus on cost control and investments in new technology and partnerships, we believe we are well-positioned for success in 2015.”

First-quarter fiscal 2015 non-GAAP results include net adjustments that, in the aggregate, increase net income by $29.3 million, including gross margin adjustments of ($11.3) million related to the timing of revenue recognition from utility and power plant projects, $13.5 million in stock-based compensation expense, $4.7 million in non-cash interest expense, $3.8 million in restructuring charges related to the November 2014 Restructuring Plan, $9.9 million in YieldCo-related costs, $5.8 million of other adjustments, and $2.9 million in tax effect.

2015 Financial Outlook
SunPower believes that its underlying business fundamentals remain strong for 2015. However, in light of the company’s announcement on Feb. 23, 2015 of its intention to form a joint YieldCo vehicle, 8point3 Energy Partners, with First Solar, and the pending S-1 registration statement, the company will withhold fiscal year 2015 guidance until the company can finalize the estimates regarding the impact of the proposed YieldCo vehicle on the company’s expected financial performance. The company will provide an update at a later date.

The company will host a conference call for investors this afternoon to discuss its first-quarter 2015 performance at 1:15 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its first-quarter 2015 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower Corp.
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on SunPower’s 30 years of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North and South America, Europe, Australia, Africa and Asia. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding our manufacturing capacity, including our Fab 4 ramp up; (b) anticipated construction timelines and milestones for our major projects, such as the Solar Star Projects; (c) growing demand in our North America commercial business; (d) financing strategies for our solar power systems, including our holdco strategy; (e) expansion of our footprint in China, including our new joint venture initiatives in China; (f) our efforts to reduce panel manufacturing costs and improve our competitive cost structure; (g) our positioning for long-term profitability; (h) strategically managing cash; (i) reducing operating expenses; (j) generating free cash flow; (k) expected new residential lease financing partners; (l) our innovations and strategic partnerships in Smart Energy, and (m) our proposed YieldCo joint venture with First Solar Inc. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Solar Star Projects; (7) the success of our ongoing research and development efforts and our ability to commercialize of new products and services, including products and services developed through strategic partnerships; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing manufacturing costs, and other manufacturing difficulties that could arise; (10) challenges managing our joint ventures; and (11) challenges executing on our YieldCo strategy, including the risk that the proposed IPO may be unsuccessful or may not happen at all. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar. 29, 2015	Dec. 28, 2014
Assets
Current assets:
Cash and cash equivalents	$601,573	$956,175
Restricted cash and cash equivalents, current portion	27,507	18,541
Accounts receivable, net	467,868	504,316
Costs and estimated earnings in excess of billings	46,117	187,087
Inventories	302,587	208,573
Advances to suppliers, current portion	90,270	98,129
Project assets - plants and land, current portion	179,650	101,181
Prepaid expenses and other current assets	345,825	328,845
Total current assets	2,061,397	2,402,847

Restricted cash and cash equivalents, net of current portion	34,383	24,520
Restricted long-term marketable securities	7,027	7,158
Property, plant and equipment, net	594,466	585,344
Solar power systems leased and to be leased, net	427,187	390,913
Project assets - plants and land, net of current portion	29,394	15,475
Advances to suppliers, net of current portion	305,484	311,528
Long-term financing receivables, net	298,785	269,587
Goodwill and other intangible assets, net	38,008	37,981
Other long-term assets	307,010	300,229
Total assets	$4,103,141	$4,345,582

Liabilities and Equity
Current liabilities:
Accounts payable	$432,568	$419,919
Accrued liabilities	269,491	331,034
Billings in excess of costs and estimated earnings	89,061	83,440
Short-term debt	18,222	18,105
Convertible debt, current portion	—	245,325
Customer advances, current portion	27,367	31,788
Total current liabilities	836,709	1,129,611

Long-term debt	296,276	214,181
Convertible debt, net of current portion	693,591	692,955
Customer advances, net of current portion	143,218	148,896
Other long-term liabilities	542,973	555,344
Total liabilities	2,512,767	2,740,987

Redeemable noncontrolling interests in subsidiaries	29,306	28,566

Equity:
Preferred stock	—	—
Common stock	133	131
Additional paid-in capital	2,235,562	2,219,581
Accumulated deficit	(570,179)	(560,598)
Accumulated other comprehensive loss	(19,535)	(13,455)
Treasury stock, at cost	(150,189)	(111,485)
Total stockholders' equity	1,495,792	1,534,174
Noncontrolling interests in subsidiaries	65,276	41,855
Total equity	1,561,068	1,576,029
Total liabilities and equity	$4,103,141	$4,345,582

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
Revenue:
Residential	$155,324	$181,137	$164,718
Commercial	49,063	105,407	76,504
Power Plant	236,484	877,694	451,200
Total revenue	440,871	1,164,238	692,422
Cost of revenue:
Residential	122,772	157,571	132,687
Commercial	46,880	105,841	64,463
Power Plant	180,401	641,347	332,283
Total cost of revenue	350,053	904,759	529,433
Gross margin	90,818	259,479	162,989
Operating expenses:
Research and development	21,168	22,725	16,746
Selling, general and administrative	77,214	74,500	73,928
Restructuring charges	3,581	13,213	(461)
Total operating expenses	101,963	110,438	90,213
Operating income (loss)	(11,145)	149,041	72,776
Other expense, net	(17,745)	(17,637)	(17,905)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	(28,890)	131,404	54,871
Provision for income taxes	(2,351)	(11,628)	(13,620)
Equity in earnings of unconsolidated investees	2,191	1,833	1,783
Net income (loss)	(29,050)	121,609	43,034
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	19,469	13,106	22,010
Net income (loss) attributable to stockholders	$(9,581)	$134,715	$65,044

Net income (loss) per share attributable to stockholders:
- Basic	$(0.07)	$1.03	$0.53
- Diluted	$(0.07)	$0.83	$0.42
Weighted-average shares:
- Basic	132,033	131,393	122,196
- Diluted	132,033	164,075	160,434

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014

Cash flows from operating activities:
Net income (loss)	$(29,050)	$121,609	$43,034
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	28,563	33,671	25,371
Stock-based compensation	13,546	13,652	14,867
Non-cash interest expense	4,680	5,593	5,170
Equity in earnings of unconsolidated investees	(2,191)	(1,833)	(1,783)
Excess tax benefit from stock-based compensation	(572)	(2,379)	—
Deferred income taxes and other tax liabilities	(5,078)	23,549	17,985
Other, net	855	2,660	206
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	32,735	14,429	93,574
Costs and estimated earnings in excess of billings	140,970	(140,831)	14,009
Inventories	(108,072)	(25,107)	4,043
Project assets	(93,150)	(34,909)	22,491
Prepaid expenses and other assets	(25,090)	351,803	(12,191)
Long-term financing receivables, net	(29,198)	(17,205)	(32,333)
Advances to suppliers	13,903	(7,765)	(7,263)
Accounts payable and other accrued liabilities	(51,781)	61,144	(16,972)
Billings in excess of costs and estimated earnings	5,621	(265,650)	(117,009)
Customer advances	(10,099)	(10,082)	(2,727)
Net cash provided by (used in) operating activities	(113,408)	122,349	50,472
Cash flows from investing activities:
Increase in restricted cash and cash equivalents	(18,828)	(2,012)	(2,293)
Purchases of property, plant and equipment	(24,564)	(56,997)	(8,800)
Cash paid for solar power systems, leased and to be leased	(19,403)	(15,415)	(14,989)
Cash paid for solar power systems	—	(8,540)	—
Cash paid for acquisitions, net of cash acquired	—	(28,184)	—
Cash paid for investments in unconsolidated investees	—	(92,000)	(5,013)
Cash paid for intangibles	(526)	—	—
Net cash used in investing activities	(63,321)	(203,148)	(31,095)
Cash flows from financing activities:
Cash paid for repurchase of convertible debt	(324,273)	(97)	(1)
Proceeds from settlement of 4.75% Bond Hedge	—	—	68,842
Payments to settle 4.75% Warrants	—	—	(81,077)
Proceeds from settlement of 4.50% Bond Hedge	74,628	17	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	—	7,086	39,108
Repayment of non-recourse debt financing	(398)	(244)	—

Proceeds from issuance of project loans, net of issuance costs	89,991	61,537	—
Assumption of project loan by customer	—	—	(40,672)
Repayment of bank loans, project loans and other debt	(7,946)	(533)	(7,850)
Repayment of residential lease financing	(10,546)	—	(7,213)
Proceeds from sale-leaseback financing	727	27,022	16,685
Repayment of sale-leaseback financing	(90)	(2,856)	(779)
Contributions from noncontrolling interests and redeemable noncontrolling interests	45,890	25,371	30,552
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,260)	(2,285)	(1,117)
Proceeds from exercise of stock options	3	113	68
Excess tax benefit from stock-based compensation	572	2,379	—
Purchases of stock for tax withholding obligations on vested restricted stock	(38,704)	(1,548)	(43,506)
Net cash provided by (used in) financing activities	(172,406)	115,962	(26,960)
Effect of exchange rate changes on cash and cash equivalents	(5,467)	(1,717)	(187)
Net increase (decrease) in cash and cash equivalents	(354,602)	33,446	(7,770)
Cash and cash equivalents, beginning of period	956,175	922,729	762,511
Cash and cash equivalents, end of period	$601,573	$956,175	$754,741

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$1,307	$1,604	$1,496
Costs of solar power systems, leased and to be leased, sourced from existing inventory	14,664	15,396	7,120
Costs of solar power systems, leased and to be leased, funded by liabilities	6,388	3,786	1,634
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	1,050	10,926	15,269
Property, plant and equipment acquisitions funded by liabilities	20,185	11,461	5,544

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management adjusts for these items because it does not consider such items when evaluating the core operational activities of the company. The specific non-GAAP measures listed below are revenue, gross margin, net income, net income per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to utility and power plant projects, loss on arbitration ruling, stock-based compensation, non-cash interest expense, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for adjustments relating to the November 2014 Restructuring Plan, YieldCo-related costs, and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP gross margin, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under International Financial Reporting Standards (IFRS). On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. During the fourth quarter of fiscal 2014, the company met the requirements to recognize revenue and the corresponding costs for its Solar Star Projects in California under the full accrual method of U.S. GAAP real estate accounting guidance, resulting in the recognition of incremental GAAP revenue and margin of $429 million and $146 million, respectively. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
Loss on arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. As a result, in the fourth quarter of fiscal 2014, the company recorded its best estimate of probable loss related to this case. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Non-cash interest expense. The company separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, the company incurred interest expense that was substantially higher than interest payable on its 4.5% senior cash convertible debentures. The company excluded non-cash interest expense because the expense did not reflect its financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants was recorded as debt issuance costs and amortized over the expected life of the agreement. As a result, the company incurred non-cash interest expense associated with the amortization of the warrants. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
November 2014 Restructuring Plan. In November 2014, the company approved a reorganization plan aimed towards realigning resources consistently with SunPower's global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
YieldCo-related costs. On March 10, 2015, First Solar, Inc. (“First Solar”) and the company entered into a master formation agreement (the “MFA”) to form a joint venture (the “YieldCo”) to own, operate, and acquire solar energy systems. Pursuant to the MFA, First Solar and the company have agreed to use commercially reasonable efforts to effect the closing of an initial public offering of the YieldCo (the “IPO”) by December 31, 2015. Costs incurred related to the IPO may include legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the YieldCo. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The amounts recorded in “Other” are driven by adjustments which would have previously been disclosed under other non-GAAP adjustment captions, including “Amortization of intangible assets” and “Change in European government incentives.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash used in investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Repayment of non-recourse debt financing

•	Proceeds from residential lease financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
GAAP revenue	$440,871	$1,164,238	$692,422
Utility and power plant projects	(10,270)	(554,577)	(8,709)
Non-GAAP revenue	$430,601	$609,661	$683,713

Adjustments to Gross margin:

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
GAAP gross margin	$90,818	$259,479	$162,989
Utility and power plant projects	(11,251)	(195,997)	(16,608)
Loss on arbitration ruling	—	56,806	—
Stock-based compensation expense	2,566	3,443	3,556
Non-cash interest expense	617	661	700
Other	5,411	—	—
Non-GAAP gross margin	$88,161	$124,392	$150,637

GAAP gross margin (%)	20.6%	22.3%	23.5%
Non-GAAP gross margin (%)	20.5%	20.4%	22.0%

Adjustments to Net income (loss):

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
GAAP net income (loss) attributable to stockholders	$(9,581)	$134,715	$65,044
Utility and power plant projects	(11,251)	(195,997)	(16,608)
Loss on arbitration ruling	—	56,806	—
Stock-based compensation expense	13,546	13,652	14,867
Non-cash interest expense	4,679	5,593	5,170
November 2014 restructuring plan	3,787	13,115	—
YieldCo-related costs	9,900	—	—
Other	5,704	2,106	(445)
Tax effect	2,940	9,424	7,317
Non-GAAP net income attributable to stockholders	$19,724	$39,414	$75,345

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$(9,581)	$136,124	$67,679
Non-GAAP net income available to common stockholders[1]	$19,724	$39,964	$77,980

Denominator:
GAAP weighted-average shares	132,033	164,075	160,434
Effect of dilutive securities:
Stock options	41	—	—
Restricted stock units	2,994	—	—
Upfront Warrants (held by Total)	6,908	—	—
Warrants (under the CSO2015)	1,781	—	—
0.75% debentures due 2018	12,026	—	—
0.875% debentures due 2021	—	(8,203)	—
Non-GAAP weighted-average shares[1]	155,783	155,872	160,434

GAAP net income (loss) per diluted share	$(0.07)	$0.83	$0.42
Non-GAAP net income per diluted share	$0.13	$0.26	$0.49

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875%, and 4.75% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income per diluted share.

EBITDA:

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
GAAP net income (loss) attributable to stockholders	$(9,581)	$134,715	$65,044
Utility and power plant projects	(11,251)	(195,997)	(16,608)
Loss on arbitration ruling	—	56,806	—
Stock-based compensation expense	13,546	13,652	14,867
Non-cash interest expense	4,679	5,593	5,170
November 2014 Restructuring Plan	3,787	13,115	—
YieldCo-related costs	9,900	—	—
Other	5,704	2,106	(445)
Cash interest expense, net of interest income	11,092	11,006	14,834
Provision for income taxes	2,351	11,628	13,620
Depreciation	28,604	32,282	25,371
EBITDA	$58,831	$84,906	$121,853

Free Cash Flow:

	THREE MONTHS ENDED
	Mar. 29, 2015	Dec. 28, 2014	Mar. 30, 2014
Net cash provided by (used in) operating activities	$(113,408)	$122,349	$50,472
Net cash used in investing activities	(63,321)	(203,148)	(31,095)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	—	7,086	39,108
Repayment of non-recourse debt financing	(398)	(244)	—
Repayment of residential lease financing	(10,546)	—	(7,213)
Proceeds from sale-leaseback financing	727	27,022	16,685
Repayment of sale-leaseback financing	(90)	(2,856)	(779)
Contributions from noncontrolling interests and redeemable noncontrolling interests	45,890	25,371	30,552
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,260)	(2,285)	(1,117)
Free cash flow	$(143,406)	$(26,705)	$96,613

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	March 29, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$155,324	$49,063	$236,484	$32,552	21.0%	$2,183	4.4%	$56,083	23.7%						$(9,581)
Utility and power plant projects	—	—	(10,270)	—		—		(11,251)		—	—	—	—	—	(11,251)
Stock-based compensation expense	—	—	—	922		388		1,256		2,273	8,707	—	—	—	13,546
Non-cash interest expense	—	—	—	220		55		342		9	21	—	4,032	—	4,679
November 2014 restructuring plan	—	—	—	—		—		—		—	—	3,787	—	—	3,787
YieldCo-related costs	—	—	—	—		—		—		—	3,584	—	6,316	—	9,900
Other	—	—	—	1,584		399		3,428		321	178	(206)	—	—	5,704
Tax effect	—	—	—	—		—		—		—	—	—	—	2,940	2,940
Non-GAAP	$155,324	$49,063	$226,214	$35,278	22.7%	$3,025	6.2%	$49,858	22.0%						$19,724

	December 28, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$181,137	$105,407	$877,694	$23,566	13.0%	$(434)	(0.4)%	$236,347	26.9%						$134,715
Utility and power plant projects	—	—	(554,577)	—		—		(195,997)		—	—	—	—	—	(195,997)
Loss on arbitration ruling	—	—	—	18,684		9,660		28,462		—	—	—	—	—	56,806
Stock-based compensation expense	—	—	—	1,068		483		1,892		1,983	8,226	—	—	—	13,652
Non-cash interest expense	—	—	—	218		112		331		6	21	—	4,905	—	5,593
November 2014 Restructuring Plan	—	—	—	—		—		—		—	—	13,115	—	—	13,115
Other	—	—	—	—		—		—		214	236	98	1,558	—	2,106
Tax effect	—	—	—	—		—		—		—	—	—	—	9,424	9,424
Non-GAAP	$181,137	$105,407	$323,117	$43,536	24.0%	$9,821	9.3%	$71,035	22.0%						$39,414

	March 30, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$164,718	$76,504	$451,200	$32,031	19.4%	$12,041	15.7%	$118,917	26.4%						$65,044
Utility and power plant projects	—	—	(8,709)	—		—		(16,608)		—	—	—	—	—	(16,608)
Stock-based compensation expense	—	—	—	994		540		2,022		1,797	9,514	—	—	—	14,867
Non-cash interest expense	—	—	—	188		94		418		7	23	—	4,440	—	5,170
Other	—	—	—	—		—		—		—	7	(461)	9	—	(445)
Tax effect	—	—	—	—		—		—		—	—	—	—	7,317	7,317
Non-GAAP	$164,718	$76,504	$442,491	$33,213	20.2%	$12,675	16.6%	$104,749	23.7%						$75,345